UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2016

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608
Austin, Texas 78746
 (Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

Effective as of December 9, 2016, Aurora Energy Partners ("Aurora"), a partnership of which Victory Energy Corporation (the "Company") is the managing partner and owner of 50% of the outstanding partnership interests, the Company and Tela Garwood Limited, LP (“Tela” and, with Aurora and the Company, each a “Party” and collectively the “Parties”) entered into a Mutual Release and Settlement Agreement (the “Release and Settlement Agreement”) to settle the outstanding litigation between the Parties, in the case styled Tela Garwood Limited, LP v. Aurora Energy Partners and Victory Energy Corporation, which was pending in Harris County, Texas (the “Litigation”). The Litigation relates to a dispute that arose between the Parties with respect to certain agreements, including the Purchase and Sale Agreement, effective June 30, 2014 and all exhibits and amendments thereto (collectively, the “PSA”).

Under the Release and Settlement Agreement, the Parties agreed, among other things, that (i) on or before February 1, 2017, Aurora will pay or cause to be paid $320,000 to Tela (the “Settlement Amount”); and (ii) within five business days of payment of the Settlement Amount, Tela will dismiss with prejudice its claims in the Litigation against Aurora, the Company and all the individual officers and directors named therein, and Aurora and the Company will dismiss with prejudice their counterclaims against Tela. The Parties further agreed that upon payment of the Settlement Amount, each Party will release the other Party from any matter relating to the PSA, the Litigation or any claims that were or could have been brought in the Litigation.

If the Settlement Amount is not paid in accordance with the terms of the Release and Settlement Agreement, Tela, in its sole discretion, may elect one of the following: (i) no later than February 14, 2017, Tela may file and enforce the agreed final judgment, attached as Exhibit A to the Release and Settlement Agreement (the “Agreed Final Judgment”) which provides that Tela shall recover judgment from Aurora and the Company, jointly and severally, damages equal to $500,000 plus interest; or (ii) declare the Release and Settlement Agreement null, void and of no effect and seek remedy available at law or in equity.

The foregoing description of the Release and Settlement Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Release and Settlement Agreement, including the Agreed Final Judgment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Release and Settlement Agreement is hereby incorporated into this Item 2.03 by reference.
.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mutual Release and Settlement Agreement, effective December 9, 2016, by and among Tela Garwood Limited, LP, Aurora Energy Partners and Victory Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: December 15, 2016	By:	s/s Kenneth Hill
Kenneth Hill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mutual Release and Settlement Agreement, effective December 9, 2016, by and among Tela Garwood Limited, LP, Aurora Energy Partners and Victory Energy Corporation